EXHIBIT 99.2

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Intrinsyc Technologies Corporation

We have audited the accompanying consolidated financial statements of Intrinsyc Technologies Corporation, which comprise the consolidated statements of financial position as at December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards [“IFRSs”]; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intrinsyc Technologies Corporation as at December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for the years then ended in conformity with IFRS.

Vancouver, Canada
March 13, 2019	Chartered Professional Accountants

1

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Statements of Financial Position

(Expressed in U.S. Dollars)

As at	December 31, 2018	December 31, 2017 (Restated – see Note 3(b)(iii))

ASSETS
Current assets
Cash and cash equivalents (note 18)	$3,939,763	$4,989,154
Short-term investments (note 18)	2,027,579	2,260,089
Trade and other receivables (notes 4 and 13)	5,265,076	4,799,625
Loan to customer (note 5)	–	1,799,250
Inventory (note 6)	4,631,387	4,257,027
Prepaid expenses	313,952	159,784
	16,177,757	18,264,929
Non-Current Assets
Prepaid expenses	22,623	27,417
Investment in customer (note 5)	653,019	–
Equipment (note 7)	379,010	345,618
Intangible assets (note 8)	241,288	118,591
Total assets	$17,473,697	$18,756,555

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade and other payables	$5,492,892	$5,026,370
Deferred revenue	313,164	694,088
Total liabilities	5,806,056	5,720,458

Shareholders' equity
Share capital (note 10)	107,367,137	108,899,883
Other capital reserves – share based payments	10,679,723	10,330,897
Deficit	(106,471,655)	(106,287,119)
Translation of operations reserve	92,436	92,436
Total shareholders' equity	11,667,641	13,036,097
Total liabilities and shareholders’ equity	$17,473,697	$18,756,555

Commitments and contingencies (note 12)

See accompanying notes to consolidated financial statements

Approved on behalf of the Board:

“George Duguay”	“Michael Bird”

2

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Statements of Operations

(Expressed in U.S. dollars)

For the	Year ended December 31, 2018	Year ended December 31, 2017 (Restated – see Note 3(b)(iii))

Revenues (note 14)	$25,681,727	$20,662,169
Cost of sales (note 14)	16,774,109	13,782,498
	8,907,618	6,879,671

Expenses
Sales and marketing	2,508,114	2,672,959
Research and development	1,510,223	1,314,477
Administration	2,993,460	2,157,054
Other operating expenses (note 16)	618,407	498,186
	7,630,204	6,642,676

Operating income	1,277,414	236,995

Other expenses (earnings)
Foreign exchange loss (gain)	368,388	(177,801)
Interest and other expense (income) (note 5)	1,045,111	(239,853)
	1,413,499	(417,654)

Income (loss) before income taxes	(136,085)	654,649

Income tax expense (note 11)	48,451	29,813

Net income (loss) and comprehensive income (loss) for the year	(184,536)	624,836

Income (loss) per share (basic) (note 10(f))	$(0.01)	$0.03

Income (loss) per share (fully diluted) (note 10(f))	$(0.01)	$0.03

Weighted average number of shares outstanding – basic (note 10(f))	20,866,490	21,118,432

Weighted average number of shares outstanding – fully diluted (note 10(f))	20,866,490	21,811,832

See accompanying notes to consolidated financial statements

3

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in U.S. Dollars)

	Share Capital	Other Capital Reserves – Share Based Payments	Deficit (Restated – See Note 3(b)(iii))	Translation of Operations Reserve	Total Shareholders’ Equity

Balance, January 1, 2018	$108,899,883	$10,330,897	$(106,287,119)	$92,436	$13,036,097
Net income (loss) for the year	–	–	(184,536)	–	(184,536)
Issued upon exercise of stock options	88,196	–	–	–	88,196
Reclassification upon exercise of stock options	67,241	(67,241)	–	–	–
Shares repurchased and cancelled under Normal Course Issuer Bid	(1,688,183)	–	–	–	(1,688,183)
Share-based compensation	–	416,067	–	–	416,067
Balance, December 31, 2018	$107,367,137	$10,679,723	$(106,471,655)	$92,436	$11,667,641

Balance, January 1, 2017	$108,977,225	$10,050,147	$(106,911,955)	$92,436	$12,207,853
Net income for the year	–	–	624,836	–	624,836
Issued upon exercise of stock options	44,477	–	–	–	44,477
Reclassification upon exercise of stock options	36,350	(36,350)	–	–	–
Shares repurchased and cancelled under Normal Course Issuer Bid	(158,169)	–	–	–	(158,169)
Share-based compensation	–	317,100	–	–	317,100
Balance, December 31, 2017	$108,899,883	$10,330,897	$(106,287,119)	$92,436	$13,036,097

See accompanying notes to consolidated financial statements

4

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

For the	Year ended December 31, 2018	Year ended December 31, 2017 (Restated – see Note 3(b)(iii))

Cash provided by (used in):

Operating Activities
Net income (loss) for the year	$(184,536)	$624,836

Adjustments to reconcile net loss to net cash flows:
Depreciation of equipment (note 7)	107,618	99,862
Amortization of intangible assets (note 8)	94,722	81,224
Share-based compensation	416,067	317,100
Accrued interest on customer loan	(15,134)	(198,000)
Revaluation of customer investment	1,038,365	–
Revaluation of customer warrants	123,000	–
Unrealized foreign exchange	262,446	(119,040)
	1,842,548	805,982

Working capital adjustments:
Trade and other receivables	(469,597)	(1,010,268)
Inventory	(374,360)	(2,962,725)
Prepaid expenses	(149,374)	(26,738)
Trade and other payables	458,219	2,795,829
Deferred revenue	(380,924)	160,213
	(916,036)	(1,043,689)

Cash provided by (used in) operating activities	926,512	(237,707)

Investing Activities
Redemption (purchase) of short-term investments	142,385	65,267
Interest on customer loan	–	56,250
Purchase of equipment (note 7)	(141,010)	(93,980)
Purchase of intangible assets (note 8)	(217,419)	(87,964)
Cash used in investing activities	(216,044)	(60,427)

Financing Activities
Issuance of common shares	88,196	44,477
Repurchase and cancellation of shares (note 10(e))	(1,688,183)	(158,169)
Cash used in financing activities	(1,599,987)	(113,692)

Increase (decrease) in cash and cash equivalents	(889,519)	(411,826)
Foreign exchange effect on cash and cash equivalents	(159,872)	19,462
Cash and cash equivalents, beginning of the year	4,989,154	5,381,518
Cash and cash equivalents, end of the year	$3,939,763	$4,989,154

Supplementary information
Interest received	$94,492	$126,936
Income taxes paid	$43,446	$19,763

See accompanying notes to consolidated financial statements

5

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

1. REPORTING ENTITY

Intrinsyc Technologies Corporation (formerly Intrinsyc Software International, Inc.) (“Intrinsyc” or the “Company”) is a public company domiciled in Canada and incorporated on August 31, 1992 under the laws of Alberta and continued under the Company Act (British Columbia) on July 19, 1995. Articles of Continuance were filed under the Canada Business Corporations Act on May 1, 2003 to continue the Company federally and change the name of the Company from Intrinsyc Software, Inc. to Intrinsyc Software International, Inc. Articles of Amendment were filed under the Canada Business Corporations Act on June 17, 2014 to change the name of the Company to Intrinsyc Technologies Corporation. The Company’s principal business office is Suite 300, 885 Dunsmuir Street, Vancouver, British Columbia, V6C 1N5 and its registered office is Suite 1700, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9.

The Company is an Internet of Things (“IoT”) product development company, offering hardware development kits, computing modules, proprietary software products, and engineering design and development services. These solutions are focused on the fast growing high-performance IoT product market; including; augmented and virtual reality, drones, robotics, digital signage, automotive, IP cameras, medical systems, wearable technology, and many others. The Company provides value by enabling device makers and technology suppliers to deliver compelling, next generation mobile and embedded wireless devices with faster time to market, higher quality, and differentiating innovation.

The consolidated financial statements of the Company, as at, and for the years ended December 31, 2018 and December 31, 2017 comprise the Company and its subsidiaries (together referred to as the “Company” and individually as “Company entities”).

2. BASIS OF PRESENTATION

Statement of Compliance

These consolidated financial statements of the Company, approved by the Board of Directors on March 13, 2019, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and their interpretations adopted by the International Accounting Standards Board (“IASB”).

3. Significant ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

Principles of Consolidation

Subsidiaries are entities controlled by Intrinsyc. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

The accompanying consolidated financial statements include the accounts of Intrinsyc Technologies Corporation and the following subsidiaries:

6

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Company Entity	Active	Country of Incorporation	Ownership Interest 2018	Ownership Interest 2017
Intrinsyc Software (USA), Inc.	Yes	U.S.	100%	100%
Intrinsyc Technologies Canada (Taiwan) Ltd.	Yes	Canada	100%	100%
Intrinsyc Technologies India Private Ltd.	Yes	India	100%	N/A
Intrinsyc Europe Limited	No	U.K.	100%	100%

Use of Critical Accounting Judgement and Estimates

The preparation of these consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. Estimates and assumptions are pervasive throughout the consolidated financial statements and are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods impacted.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the statement of financial position date, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

[a] The recoverability of trade and other receivables which are included in the consolidated statements of financial position;

[b] The value of the customer investment which is included in the consolidated statements of financial position;

[c] The provision for income taxes which is included in the consolidated statements of operations;

[d] The estimated revenues and related expenses that are recognized during the warranty period of a given project, which is included in the consolidated statements of operations;

[e] The provision for inventory obsolescence which is included in the consolidated statements of operations; and

[f] The estimates used in calculating revenue on fixed fee service engagements which is included in the consolidated statements of operations.

Critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are as follows:

7

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Foreign Currency

Items included in the consolidated financial statements of the Company and each of its subsidiaries are measured using the currency of the primary economic environment in which the individual entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars (“U.S. dollars”), which is the functional currency of the Company and its subsidiaries.

Transactions in foreign currencies are translated to the respective functional currency of the Company entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Non-monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rates at the dates of the initial transactions. Foreign currency differences arising on translation are recognized in profit or loss.

Revenues

With the adoption of IFRS 15, revenue from contracts with customers, is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To recognize revenue, a company would apply the following five steps:

•	Identify the contract(s) with the customer.
•	Identify the performance obligations in the contract(s).
•	Determine the transaction price.
•	Allocate the transaction price.
•	Recognize revenue when a performance obligation is satisfied.

The Company currently has two (2) business segments: Embedded Computing Hardware segment and Services and Software segment (see Note 14 – Segmented Information for description of each segment). The Company does not incur any costs to obtain a contract or costs to fulfil a contract that are eligible for capitalization.

Embedded Computing Hardware Segment

The Company sells embedded computing hardware (which includes both product development kits and production hardware products). Revenue is recognized when control of the hardware is transferred to the customer. This usually occurs when the hardware has been delivered to the customer. The transaction price is documented on the contract or purchase order and agreed to by the customer. Payment is either made before shipment is made or due at the time of shipment, as such a receivable is recognized as the consideration is unconditional (if payment is received after shipment). If payment received before shipment, advance payment is booked to deferred revenue and recognized once control of the hardware is transferred to the customer. Only the passage of time is required before payment is due (usually payment terms of Net 30-45 days).

8

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

The Company generally provides warranties for general repairs of defects that existed at the time of sale, as required by law, for production hardware products. As such, most warranties are assurance-type warranties under IFRS 15, which the Group accounts for under IAS 37 - Provisions, Contingent Liabilities and Contingent Assets, consistent with its practice prior to the adoption of IFRS 15.

Services and Software Segment

Services

The Company enters into contracts to provide services on the following basis:

•	Time & Materials - services consist of revenues from software modification, consulting, implementation, training and integration services. These services are set forth separately in the contractual arrangements such that the total price of the customer arrangement is expected to vary depending on the actual time and materials incurred based on the customer’s needs.

•	Fixed Price - arrangements to render specific consulting and software modification services which tend to be more complex.

The Company will continue to recognize service revenue over time, using an input method to measure progress towards complete satisfaction of the service similar to the previous accounting policy, because the customer simultaneously receives and consumes the benefits provided by the Company. The Company uses labour hours expended which it believes is appropriate for the nature of the contract and the pattern of delivery of the performance obligation. The transaction price is documented on the contract or purchase order and agreed to by the customer. Payment is due at the time a milestone or monthly services are complete and as such a receivable is recognized as the consideration is unconditional and only the passage of time is required before payment is due (usually payment terms of Net 30-60 days).

Software

The Company currently sells software licenses of its legacy software solution, enterprise interoperability software (“EIS”) either on a perpetual basis or on a term-based basis as well as post contract customer support (“PCS”). It currently recognizes revenue from the sale of term-based or perpetual licenses at the time the software when control of the software has been transferred to customer. This usually occurs when the software licenses have been emailed to the customer. The transaction price is documented on the contract or purchase order and agreed to by the customer. Payment is generally due at the time of shipment, as such a receivable is recognized as the consideration is unconditional and only the passage of time is required before payment is due (payment terms are generally Net 30 days). Standalone selling price is observable in transactions without multiple performance obligations.

9

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Post Contract Support (“PCS”)

PCS revenue associated with software licenses is recognized rateably over the term of the PCS period, which typically is one year. Any unrecognized revenue is recorded in deferred revenue. PCS revenue includes software license updates that provide customers with rights to unspecified software product upgrades, maintenance releases and patches released during the term of the PCS period. Payment is generally due at the beginning of the contract period. As such, the advance payment is recognized as deferred revenue with revenue begin recognized over the PCS term. Standalone selling price is observable in renewal transactions for PCS renewals and current standalone pricing for initial PCS contracts.

The Company’s multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. The total transaction price is allocated to each performance obligation on the basis of the relative stand-alone selling price of each distinct good or service with revenue being recognized based on the type of revenue (software license or PCS). Standalone selling price is observable in transactions without multiple performance obligations.

Unbilled Revenue

Unbilled revenue represents the gross unbilled amount expected to be collected from customers for contract work to be performed to date. It is measured at cost plus profit recognized to date less progress billings and recognized losses. Cost includes all expenditures related directly to specific projects.

Deferred Revenue

Deferred revenue represents the gross billed amounts received from customers for contract work to be performed at a later date. In addition, it includes deposits received for goods to be delivered at a later date in addition to maintenance and support contracts which are amortized over a period of one (1) year. It is measured at amounts received from customers less any revenue recognized to date.

Research and Development

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognized in profit or loss as incurred.

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

10

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents include short-term deposits, which are all deposits rated R1 (paid within 30 days from payment due date), term deposits, savings investment deposits or guaranteed investment certificate deposits, with a term to maturity of less than three months when acquired and are carried at fair value.

Inventory

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and selling expenses.

Equipment

Items of equipment are measured at cost less accumulated amortization and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset.

Gains and losses on disposal of an item of equipment are determined by comparing the proceeds from disposal with the carrying amount of equipment, and are recognized net in the consolidated statements of operations.

Depreciation is calculated over the depreciable amount, which is the cost of an asset less its residual value. Amortization is recognized in profit or loss over the estimated useful lives of equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset.

The Company rates for amortization are as follows:

Computers and equipment	30% declining-balance
Furniture and fixtures	20% declining-balance

Leasehold improvements are amortized on a straight-line basis over the shorter of the initial lease term or their expected useful lives.

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

11

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets, acquired separately, are measured on initial recognition at cost.

Intangible assets with finite useful lives are amortized over their estimated useful lives as follows:

Computer software	3 years

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services or obligations between related parties.

Leases

Operating lease payments are recognized as an operating expense in the consolidated statements of operations on a straight-line basis over the lease term.

Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects.

When the Company repurchases common shares under its Normal Course Issuer Bid (“NCIB”), the price paid for the common shares that corresponds to the market value of those shares is recognized as a reduction of share capital. From time to time, it may enter into a pre-defined plan with its broker to allow for the repurchase of shares at times when the Company ordinarily would not be active in the market due to its own internal trading blackout periods. Any such plans entered into with Company’s broker will be adopted in accordance with applicable Canadian securities laws. The cost of the pre-defined plan is initially recognized as a current liability and corresponding reduction to share capital. The liability is reduced as the share are repurchased under this pre-defined plan.

12

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Share-Based Payment Transactions

The Company grants stock options to directors, officers, employees, service providers and consultants. Each tranche of an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. The grant date fair value of options granted to directors, officers, employees, consultants and service providers is recognized as share-based payment expense, with a corresponding increase in other capital reserves-share based payments, over the period that the individual becomes unconditionally entitled to the options. The amount recognized as an expense is adjusted to reflect the number of share options for which the related service are expected to be met, such that the amount ultimately recognized as an expense is based on the number of share options that do meet the related service at the vesting date.

Restricted Share Units (“RSUs”) are redeemed for common shares issued by the Company or the cash equivalent on the vesting dates established by the Board of Directors. The RSUs generally vest over a three-year period in equal annual installments on the anniversary date of the date of the grant. The Company classifies RSUs as equity instruments as the Company has the ability and intent to settle the awards in common shares. The compensation expense for standard RSUs is calculated based on the fair value of each RSU as determined by the closing value of the Company’s common shares on the business day of the grant date. The Company recognizes compensation expense over the vesting period of the RSU. The Company expects to settle RSUs, upon vesting, through the issuance of new common shares from treasury.

Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as a finance cost.

A provision for warranties is recognized when the underlying products or services are sold. The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities.

A provision for restructuring is recognized when the Company has approved a detailed and formal restructuring plan, and the restructuring either has commenced or has been announced publicly. No provision is made for future operating losses.

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower that the unavoidable cost of meeting its obligation under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected cost net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with the contract.

13

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Income Taxes

Income tax expense comprises current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the reporting date. Deferred tax is recognized with respect to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted at the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity.

Earnings per Share

The Company presents basic and diluted earnings per share (“EPS”) data for its common shares. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all dilutive potential common shares.

Financial Instruments

Financial assets and liabilities are recognized when the entity becomes a party to the contractual provisions of the instrument. The Company determines the classification of its financial assets and liabilities at initial recognition or when reclassified on the consolidated statements of financial position. Financial assets and liabilities are classified in the following measurement categories: i) amortized cost; ii) fair value through other comprehensive income (“FVTOCI”); or iii) fair value through profit and loss (“FVTPL”). Initially, all financial assets and liabilities are recognized at fair value. Regular-way trades of financial assets and liabilities are recognized on the trade date.

Financial Assets

•	Cash and cash equivalents are classified as financial assets measured at amortized cost.

•	Short-term investments are classified as financial assets measured at amortized cost.

•	Trade and other receivables are classified as financial assets measured at amortized cost.

•	Investment in customer is classified as a financial asset measured at fair value using implied valuations from financing rounds with any change in value being recognized through the Company’s Statements of Operations. Prior to May 2, 2018, this asset was recorded as Loan to customer which was measured at amortized cost. Warrants are classified as a financial asset measured at fair value using implied valuations from financing rounds with any change being recognized through the Company’s Statements of Operations.

14

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Financial Liabilities

Financial liabilities are recognized initially at fair value and in the case of financial liabilities not subsequently measured at fair value, net of directly attributable transaction costs. Financial liabilities are derecognized when the obligation specified in the contract is discharged, canceled, or expired. Trade and other payables are classified as financial liabilities to be subsequently measured at amortized cost.

Classification

Financial instruments recorded at fair value on the consolidated statements of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

[i]	Level 1 - Unadjusted quoted prices in active markets for identical assets and liabilities;
[ii]	Level 2 - Inputs other than quoted prices that are observable for the asset or liability directly or indirectly; and
[iii]	Level 3 - Inputs that are not based on observable market data.

Derecognition

The Company derecognizes a financial asset or liability when its contractual obligations are discharged or cancelled or expire.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Impairment

Financial Assets

The Company recognises an allowance for expected credit losses (“ECL”) for all financial assets not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

15

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

For trade receivables and contract assets, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date.

A financial asset is considered in default when contractual payments are 90 days past due. A financial asset may also be considered to be in default if internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Non-Financial Assets

The carrying amounts of the Company’s non-financial assets, other than inventories which is separately assessed, are reviewed each reporting date to determine whether there is any indication of impairment. If such indication exists, the Company estimates the asset’s recoverable amount. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the consolidated statements of operations.

Segment Reporting

An operating segment is a component of the group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components, and for which discrete financial information is available. All operating segment results are regularly reviewed by the Company’s Chief Operating Decision Maker (“CODM”) to make decisions about resources to be allocated to the segment and assess its performance

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly investments and related income, corporate assets and head office expenses, and income tax assets and liabilities.

New Standards and Interpretations Adopted

The Company applied, for the first time, IFRS 9 - Financial Instruments and IFRS 15 - Revenue from Contracts with Customers that require restatement of previous financial statements. The nature and effect of these changes are disclosed below.

Several other amendments and interpretations apply for the first time in 2018, but do not have an impact on the consolidated financial statements of the Company. The Company has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

16

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

[a] IFRS 9 - Financial Instruments: Classification and Measurement

IFRS 9 - Financial Instruments replaces the current IAS 39 - Financial Instruments Recognition and Measurement. The standard introduces new requirements for classifying and measuring financial assets and liabilities. The Company has applied IFRS 9 retrospectively, with the initial application date of January 1, 2018 and adjusting comparative figures.

[i] Financial Assets

IFRS 9 includes a revised model for classifying financial assets, which results in classification according to a financial instrument’s contractual cash flow characteristics and the business models under which they are held. At initial recognition, financial assets are measured at fair value. Under the IFRS 9 model for classification of financial assets the Company has classified and measured its financial assets as described below:

•	Cash and cash equivalents are classified as financial assets measured at amortized cost. Previously under IAS 39 these amounts were classified as Held for Trading.

•	Short-term investments are classified as financial assets measured at amortized cost. Previously under IAS 39 these amounts were classified as Loans and Receivables.

•	Trade and other receivables are classified as financial assets at amortized cost. Previously under IAS 39, Trade and other receivables were classified as Loans and Receivables measured at amortized cost.

•	Investment in customer is classified as a financial asset measured at fair value using implied valuations from financing rounds with any change in value being recognized through the Company’s Statements of Operations. Prior to May 2, 2018, this asset was recorded as Loan to customer which was measured at amortized cost. Previously under IAS 39, this amount was classified as Loans and Receivables measured at amortized cost. Warrants associated with this investment are classified as a financial asset measured at fair value using implied valuations from financing rounds with any change in value being recognized through the Consolidated Statements of Operations.

The adoption of IFRS 9 did not result in a material change in the carrying values of any of the Company’s financial assets on the transition date.

[ii] Financial Liabilities

Financial liabilities are recognized initially at fair value and in the case of financial liabilities not subsequently measured at fair value, net of directly attributable transaction costs. Financial liabilities are derecognized when the obligation specified in the contract is discharged, canceled, or expired. For financial liabilities, IFRS 9 retains most of the IAS 39 requirements. Therefore, the adoption of IFRS 9 did not impact the Company’s accounting policies for financial liabilities. Trade and other payables are classified as financial liabilities to be subsequently measured at amortized cost.

17

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

[b] IFRS 15 - Revenue from Contracts with Customers

IFRS 15 - Revenue from Contracts with Customers replaces all existing revenue requirements in IFRS and applies to all revenue arising from contracts with customers. The standard outlines the principles an entity must apply to measure and recognize revenue. The core principle is that an entity will recognize revenue at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer.

The Company adopted IFRS 15 using the full retrospective transition method of adoption. Under the full retrospective transition method, the comparative figures for 2017 in the Company's consolidated financial statements have been restated. The Company applied the practical expedient to immediately expense contract acquisition costs when the asset that would have resulted from capitalizing such costs would have been amortized within one year or less. The Company does not incur any costs to obtain a contract or costs to fulfil a contract that are eligible for capitalization.

The Company provides solutions to its customers referred to as Clients for the development and production of mobile, embedded, and Internet of Things (“IoT”) devices, with a legacy software solution for Java/COM EIS and enters into contracts that include various goods and services promised to the customer.

Revenue is allocated to the respective performance obligations based on relative transaction prices and is recognized as goods or services are delivered to the customer. Revenue is measured as the amount of consideration expected to be received in exchange for the goods transferred or services delivered. Contract modifications are accounted for prospectively or as a cumulative catch-up adjustment depending on the nature of the change. Where the amount of goods and services delivered to the customer corresponds directly to the amount invoiced, the Company recognizes revenue equal to what it has the right to invoice.

The Company makes judgments with respect to determining whether the promised goods and services are considered distinct performance obligations by considering the relationship of such promised goods and services; allocating the transaction price for each distinct performance obligation identified through stand-alone selling price and evaluating when a customer obtains controls of the goods or service promised.

The Company currently has two (2) business segments: Embedded Computing Hardware segment and Services and Software segment.

[i] Embedded Computing Hardware Segment

Prior to the adoption of IFRS 15, revenue from the sale of embedded computing hardware (which includes both product development kits and production hardware products) was recognized upon either the transfer of title or upon shipment of the hardware product to the customer so long as persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured.

18

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Under IFRS 15, revenue is recognized when control of the hardware is transferred to the customer. This usually occurs when the hardware has been delivered to the customer. The transaction price is documented on the contract or purchase order and agreed to by the customer. Payment is either made before shipment is made or due at the time of shipment, as such a receivable is recognized as the consideration is unconditional (if payment is received after shipment). If payment received before shipment, advance payment is booked to deferred revenue and recognized once control of the hardware is transferred to the customer. Only the passage of time is required before payment is due (usually payment terms of Net 30-45 days).

The adoption of IFRS 15 did not have an impact on the timing or amount of revenue recognition.

The Company generally provides warranties for general repairs of defects that existed at the time of sale, as required by law, for production hardware products. As such, most warranties are assurance-type warranties under IFRS 15, which the Group accounts for under IAS 37 - Provisions, Contingent Liabilities and Contingent Assets, consistent with its practice prior to the adoption of IFRS 15.

[ii] Services and Software Segment

[1] Services

The Company enters into contracts to provide services on the following basis:

•	Time & Materials - services consist of revenues from software modification, consulting, implementation, training and integration services. These services are set forth separately in the contractual arrangements such that the total price of the customer arrangement is expected to vary depending on the actual time and materials incurred based on the customer’s needs.

•	Fixed Price - arrangements to render specific consulting and software modification services which tend to be more complex.

Prior to the adoption of IFRS 15, the Company recognized service revenue from time and material arrangements at the time such services are rendered by the Company so long as persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. The Company recognized service revenue from fixed price arrangements using the percentage of completion method and is calculated based on actual hours incurred compared to the estimated total hours for the services under the arrangement, so long as persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured.

Under IFRS 15, the Company concluded that revenue from services will continue to be recognized over time, using an input method to measure progress towards complete satisfaction of the service similar to the previous accounting policy, because the customer simultaneously receives and consumes the benefits provided by the Company. The Company uses labour hours expended which it believes is appropriate for the nature of the contract and the pattern of delivery of the performance obligation. The transaction price is documented on the contract or purchase order and agreed to by the customer. Payment is due at the time services are rendered and as the consideration is unconditional and only the passage of time is required before payment is due (usually payment terms of Net 30-60 days).

19

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

The adoption of IFRS 15 did not have an impact on the timing or amount of revenue recognition.

The Company currently sells software licenses of its legacy software solution, EIS either on a perpetual basis or on a term-based basis as well as PCS.

[2] Software

Prior to the adoption of IFRS 15, the Company recognized revenue from the sale of software licenses on perpetual basis upon the transfer of title to the customer, so long as persuasive evidence of an arrangement existed, delivery had occurred, the fee is fixed or determinable, and collectability was reasonably assured. The Company used the residual method to recognize revenue on delivered elements when a license agreement included one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements existed. If an undelivered element for the arrangement existed under the license arrangement, revenue related to the undelivered element was deferred based on Vendor Specific Objective Evidence (“VSOE”) of the fair value of the undelivered element. If the fair value did not exist for all undelivered elements, all revenue was deferred until sufficient evidence existed or as elements were delivered. For term-base licenses, the Company recognized revenue over the term, which usually was one (1) year. PCS revenue associated with software licenses was recognized ratably over the term of the PCS period, which typically was one year. Any unrecognized revenue is recorded in deferred revenue.

Under IFRS 15, the Company recognizes revenue from the sale of term-based or perpetual licenses at the time when control of the software has been transferred to customer. This usually occurs when the software licenses have been emailed to the customer. The transaction price is documented on the sales invoice and agreed to by the customer. Payment is generally due at the time of shipment, as such a receivable is recognized as the consideration is unconditional and only the passage of time is required before payment is due (payment terms are generally Net 30 days). Standalone selling price is observable in transactions without multiple performance obligations.

For the year ended December 31, 2017, the impact of adopting IFRS 15was a reduction of term-based license revenue of $17,501 as a result of revenue being recognized when control has been transferred once licenses have been emailed to the customer as opposed to revenue being recognized over the term. There was no impact on revenue recognition on the sale of perpetual licenses with the adoption of IFRS 15.

[3] PCS

Prior to the adoption of IFRS 15, the Company recognized PCS revenue associated with software licenses rateably over the term of the PCS period, which typically is one year. Any unrecognized revenue is recorded in deferred revenue. PCS revenue includes software license updates that provide customers with rights to unspecified software product upgrades, maintenance releases and patches released during the term of the PCS period.

20

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

Under IFRS 15, PCS revenue associated with software licenses is recognized ratably over the term of the PCS period, which typically is one year. Any unrecognized revenue is recorded in deferred revenue. PCS revenue includes software license updates that provide customers with rights to unspecified software product upgrades, maintenance releases and patches released during the term of the PCS period. Payment is generally due at the beginning of the contract period as such a receivable is recognized as the consideration is unconditional and only the passage of time is required before payment is due (payment terms are generally Net 30 days). Standalone selling price is observable in renewal transactions for PCS renewals and current standalone pricing for initial PCS contracts.

The adoption of IFRS 15 did not have an impact on the timing or amount of revenue recognition.

The Company’s multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. The total transaction price is allocated to each performance obligation on the basis of the relative stand-alone selling price of each distinct good or service with revenue being recognized based on the type of revenue (software license or PCS). Standalone selling price is observable in transactions without multiple performance obligations.

[iii] Impact on Adoption of IFRS 15

The Company has evaluated the impact on the financial statements of IFRS 15 and concluded that there was no material impact to the financial statements (see below).

The impact on amounts recognized in the Company's consolidated statement of operations for the twelve months ended December 31, 2017, is shown below:

Consolidated Statements of Operations	Twelve months ended December 31, 2017– As reported prior to IFRS 15 transition	Adjustments	Twelve months ended December 31, 2017 – As restated after IFRS 15 transition
Revenues	$20,679,670	$(17,501)	$20,662,169
Operating income	$254,496	$(17,501)	$236,995
Income before income taxes	$672,150	$(17,501)	$654,649
Net income and comprehensive income for the period	$642,337	$(17,501)	$624,836

The cumulative impact on amounts recognized in the Company's consolidated statement of financial position as at December 31, 2017, is shown below:

Consolidated Statements of Financial Position	December 31, 2017– As reported prior to IFRS 15 transition	Adjustments	December 31, 2017 – As restated after IFRS 15 transition
Deferred Revenue	$729,505	$(35,417)	$694,088
Deficit	$(106,322,536)	$(35,417)	$(106,287,119)

21

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

3. Significant ACCOUNTING POLICIES (continued)

The cumulative impact on amounts recognized in the Company's consolidated statement of changes in shareholders equity as at December 31, 2017, is shown below:

Consolidated Statements of Changes in Shareholders’ Equity	December 31, 2017– As reported prior to IFRS 15 transition	Adjustments	December 31, 2017 – As restated after IFRS 15 transition
Deficit – January 1, 2017	$(106,964,873)	$52,918	$(106,911,955)
Deficit – December 31, 2017	$(106,322,536)	$35,417	$(106,287,119)

The impact on amounts recognized in the Company's consolidated statement of cash flows for the twelve months ended December 31, 2017, is shown below:

Consolidated Statements of Cash Flows	Twelve months ended December 31, 2017– As reported prior to IFRS 15 transition	Adjustments	Twelve months ended December 31, 2017 – As restated after IFRS 15 transition
Net income (loss)	$642,337	$(17,501)	$624,836
Deferred revenue	$142,712	$17,501	$160,213

There is no material impact to basic and fully diluted earnings per share.

New Standards and Interpretations Not Yet Adopted

Standards issued but not yet effective up to the date of issuance of the Company's consolidated financial statements are listed below. This listing is of standards and interpretations issued, which the Company reasonably expects to be applicable at a future date. The Company is currently assessing the impact of the following standards on the consolidated financial statements and intends to adopt these standards when they become effective.

IFRS 16 - Leases

The standard supersedes the current IAS 17, Leases (IAS 17) standard. IFRS 16 introduces a single accounting model for lessees and for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee will be required to recognize a right-of-use asset, representing its right to use the underlying asset, and a lease liability, representing its obligation to make lease payments. The accounting treatment for lessors will remain largely the same as under IAS 17. The standard is effective for annual periods beginning on or after January 1, 2019.

The Company is assessing the impact of this standard on its consolidated financial statements; however, the Company believes that the result will be an increase to assets and liabilities, as it will be required to record a right-of-use asset and a corresponding lease liability on the Consolidated Statements of Financial Position, as well as a decrease to operating costs, an increase to finance costs (due to accretion of the lease liability) and an increase to depreciation.

22

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

4. TRADE AND OTHER RECEIVABLES

	December 31, 2018	December 31, 2017

Trade and other receivables	$4,980,813	$4,640,131
Less: Allowance for doubtful accounts	–	(128,197)
Unbilled revenue	284,263	287,691
	$5,265,076	$4,799,625

Included in trade and other receivables balance as at December 31, 2017 was an amount of $60,000 which payable by a customer that had not been fully insured with Export Development Canada (“EDC” – see Note 13) by the Company. An allowance for the full amount had been taken and was included in Allowance for Doubtful Accounts as at December 31, 2017. During 2017, Company settled with this customer for $60,000 (less third party collection fees). Payments were to be made in four (4) equal payments on October 10, 2017, October 24, 2017, November 7, 2017 and November 22, 2017. The Company only received one (1) payment during the year ended December 31, 2018 and reduced Trade and Other Receivables and Allowance for Doubtful Accounts by $45,000 as the customer went out of business.

At December 31, 2018, unbilled revenue on open contracts accounted for using the percentage of completion method amounted to $284,263 (December 31, 2017 - $287,691). In addition, the remaining contractual amounts on fixed price contracts were $1,991,051 as at December 31, 2018 (December 31, 2017 - $1,599,799). The Company will recognize this revenue as the contracts are completed, which is expected to occur over the next 8-12 months.

5. INVESTMENT IN CUSTOMER

On October 1, 2014, the Company announced that it invested in Stream TV Networks, Inc. (“Stream TV”), a current customer of Intrinsyc, an amount of $1,500,000 in the form of a subordinated, secured convertible promissory note bearing interest at three percent (3%) per annum with a maturity date of December 31, 2015 (the “Note”). Interest is payable on the earlier of (i) December 31, 2015 or (ii) when converted to Stream TV shares. Stream TV committed to acquire a minimum of $3,000,000 in Intrinsyc products and services over the next twelve months.

The Note was initially convertible into the securities of Stream TV, at the sole option of Stream TV, subject to the execution of an equity financing of a minimum of $15 million by Stream TV (the “Qualified Financing”). The Note was convertible into the class of securities sold in the Qualifying Financing at the share price issued in the Qualifying Financing.

The Company had determined that a reasonable market interest rate for a loan with the features of the Stream TV convertible loan and for pre-commercial entities in the emerging technology sector would be 12%. The Company recognized the difference as a deferred discount.

23

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

5. INVESTMENT IN CUSTOMER (continued)

On December 10, 2015, the Company announced that the arrangements were amended to increase the purchase commitment by Stream TV to $4,500,000 in Intrinsyc product, services and royalties to be generated on or before March 31, 2016, which Stream TV met. In addition, the subordinated, secured convertible promissory note was amended to remove the conversion feature and to extend the maturity date from December 31, 2015 to June 30, 2016.

On June 28, 2016, the Company announced that the arrangements were further amended, to increase the purchase commitment to $6,000,000 in Intrinsyc products, services and royalties to be generated on or before December 30, 2016, which Stream TV has met. In addition, the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from June 30, 2016 to December 30, 2016.

On December 29, 2016, the Company announced that the subordinated, secured promissory note, with a principal amount of $1.5 million, has been further amended to extend the maturity date from December 30, 2016 to March 30, 2017. In consideration for the extension Intrinsyc received 30,000 warrants convertible into Class A common shares in Stream TV. at a strike price of $5 per share, on a 1 for 1 basis for a period of up to 5 years. The warrants may only be exercised if Stream TV becomes subject to a liquidity event defined in the warrant agreement as liquidation, dissolution, or winding up of Stream TV, whether voluntary or involuntary, or an Initial Public Offering (“IPO”) or sale of the Stream TV by either stock or assets that is at least a change of control transaction. To date, none of these warrants have been exercised.

On February 2, 2017, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from March 30, 2017 to February 1, 2018. In consideration for the extension Intrinsyc received 120,000 warrants convertible into Class A common shares in Stream TV at a strike price of $5, on a 1 for 1 basis for a period of up to 5 years. The exercise of these warrants is also subject to the same terms as the warrants received December 29, 2016. To date, none of these warrants have been exercised. In addition, Stream TV committed to acquire a minimum of $2,000,000 in Intrinsyc products, services, and royalties to be purchased or generated between February 1, 2017 and February 1, 2018 (which Stream TV has only committed to approximately $700,000).

On February 1, 2018, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, has been further amended to extend the maturity date from February 1, 2018 to April 2, 2018.

On April 2, 2018, the Company announced that the subordinated, secured promissory note, valued at $1.5 million, had been further amended to extend the maturity date from April 2, 2018 to May 2, 2018.

On May 2, 2018, the Company announced that it made a strategic equity investment in Stream TV Networks through the conversion of the subordinated, secured promissory note and interest accrued for a total amount of $1,661,384 into 415,346 common shares (which is less than 1% ownership in Stream TV). The amount was reclassified as Investment in Customer. In addition, the parties also signed an amendment to the Master Services Agreement in which Stream TV agrees to provide a commitment of $1,500,000 in services to be purchased directly or through connected party referrals during the eighteen (18) month period beginning May 1, 2018.

24

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

5. INVESTMENT IN CUSTOMER (continued)

The Company has assessed the investment for impairment at the end of reporting period and concluded that no loss event has occurred since the conversion of the Note to an equity investment in Stream TV. However, the Company acknowledges that there is uncertainty regarding the valuation of the equity investment due to the uncertainty inherent to the fact that Stream TV is a pre-commercial entity in an emerging technology sector. The Company has revalued the investment as at December 31, 2018, with the decline in the fair value of $1,038,365 being recorded as Interest and Other Expenses (Income) in the Company’s Statements of Operations for the year ended December 31, 2018. In the event that Stream TV does not raise a minimum of $25 million within the two year period subsequent to the Equity Investment conversion date of May 2, 2018, the Equity Investment will revert back to become a Note Payable to Intrinsyc. In the event that Stream TV raises a minimum of $25 million within the two year period subsequent to the Equity Investment conversion date of May 2, 2018 at a lower valuation than the conversion of the Note into the Equity Investment by Intrinsyc on May 2, 2018 and Stream TV’s two primary debtors also convert their loans into equity at this time, Stream TV will issue additional shares to Intrinsyc based upon lower valuation of the equity valuation completed by Stream TV.

The Company fair valued the Warrants using a modified Black Scholes calculation with the fair value on the date of inception being $30,000 as at December 31, 2018 and $153,000 as at December 31, 2017. The value of the Warrants has been included in the Investment in Customer (formerly Loan to Customer) on the Statement of Financial Position with the decline in the fair value being recorded as Interest and Other Income on the Company’s Statements of Operations for the ended December 31, 2018.

6. INVENTORY

	December 31, 2018	December 31, 2017
Parts	$1,955,270	$2,436,372
Finished goods	2,676,117	1,820,655
	$4,631,387	$4,257,027

During the year ended December 31, 2018, the Company charged $12,725,277 (2017: $9,489,634) of inventory related amounts to cost of sales.

7. EQUIPMENT

The following table presents details of movement in the carrying value of equipment by type:

Cost

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Balance, January 1, 2017	$1,865,412	$887,202	$911,182	$3,663,796
Additions	57,969	36,011	–	93,980
Balance, December 31, 2017	$1,923,381	$923,213	$911,182	$3,757,776
Additions	42,597	98,413	–	141,010
Balance, December 31, 2018	$1,965,978	$1,021,626	$911,182	$3,898,786

25

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

7. EQUIPMENT (continued)

Accumulated Depreciation

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Balance, January 1, 2017	$(1,750,100)	$(804,184)	$(758,012)	$(3,312,296)
Depreciation	(42,828)	(30,776)	(26,258)	(99,862)
Balance, December 31, 2017	$(1,792,928)	$(834,960)	$(784,270)	$(3,412,158)
Depreciation	(46,093)	(35,267)	(26,258)	(107,618)
Balance, December 31, 2018	$(1,839,021)	$(870,227)	$(810,528)	$(3,519,776)

Net Book Value

	Computers and Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Balance, December 31, 2017	$130,453	$88,253	$126,912	$345,618
Balance, December 31, 2018	$126,957	$151,399	$100,654	$379,010

8. INTANGIBLE ASSETS

The following table presents details of movement in the carrying value of the intangible assets which only consists of acquired software technology:

	December 31, 2018	December 31, 2017
Beginning Balance	$118,591	$111,851
Purchases	217,419	87,964
Amortization	(94,722)	(81,224)
Ending Balance	$241,288	$118,591

26

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

9. LINE OF CREDIT

On March 6, 2018, the Company entered into a line of credit agreement with its bank for up to CDN$4.4 million. The line bears interest at chartered bank’s prime lending rate +1.11% with no standby charge and does not include any covenants for the Company. Borrowings under this facility must not exceed the aggregate of the following, less Potential Prior-Ranking Claims:

a)	75% of Eligible Canadian/US Accounts Receivable;
b)	90% of Eligible EDC Accounts Receivable;
c)	65% of Eligible Foreign Accounts Receivable; and
d)	to a maximum of $750,000.00, 50% of the lesser of cost or net realizable value of Unencumbered Inventory.

As of December 31, 2018, outstanding borrowings were CDN $nil.

10. SHARE CAPITAL

Authorized

Unlimited number of preference shares without par value; and

Unlimited number of common shares without par value.

Issued and outstanding

[a] Preference Shares

There are no preference shares outstanding as at December 31, 2018.

[b] Common Shares

	Number of common shares	Amount
Outstanding, January 1, 2017	21,101,789	$108,977,225
Issued upon exercise of stock options	70,799	44,477
Reclassification upon exercise of stock options	–	36,350
Repurchase and cancellation of shares under Normal Course Issuer Bid	(111,600)	(158,169)
Outstanding, December 31, 2017	21,060,988	$108,899,883
Issued upon exercise of stock options	195,088	88,196
Reclassification upon exercise of stock options	–	67,241
Repurchase and cancellation of shares under Normal Course Issuer Bid	(969,200)	(1,688,183)
Outstanding, December 31, 2018	20,286,876	$107,367,137

27

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. SHARE CAPITAL (continued)

[c] Stock options

The Company has a rolling incentive stock option plan. Under the terms of the Company’s stock option plan, the Board of Directors may grant options to directors, officers, employees, consultants and service providers equal to the lower of: (i) up to 10% of issued and outstanding common shares of the Company from time to time less one share; and, (ii) 3,750,000 common shares. The plan provides for the granting of options at the closing price of the Company’s stock on the day prior to the grant date. Options granted generally vest over three years with the first one-third vesting at the first anniversary date of the grant and the balance vesting in equal amounts at the end of each quarter thereafter. There are no cash settlement alternatives. The Company does not have a past practice of cash settlement for these share options.

The Company determines the term of each option at the time it is granted, with options generally having a five-year term. As of December 31, 2018, the Company was entitled to grant 2,028,686 incentive stock options under the plan of which 1,523,316 have been granted.

A summary of the Company’s share option activity for the year ended December 31, 2018 is as follows:

	Outstanding options
	Number of options	Weighted average exercise price (in Canadian dollars)
Outstanding, January 1, 2017	1,063,615	$0.84
Options granted	432,500	2.03
Options exercised	(70,799)	0.82
Options forfeited	(108,087)	1.35
Outstanding, December 31, 2017	1,317,229	$1.22
Options granted	458,950	1.36
Options exercised	(195,088)	0.59
Options forfeited	(57,775)	1.80
Outstanding, December 31, 2018	1,523,316	$1.32

The following table summarizes the share options outstanding as at December 31, 2018:

Options outstanding				Options exercisable
Range of exercise price (in Canadian dollars)	# of common shares	Weighted average remaining contractual life	Weighted average exercise price (in Canadian dollars)	# of options exercisable	Weighted average exercise price (in Canadian dollars)
$ 0.72 - $ 0.88	273,694	0.51	$0.80	273,694	$0.80
$ 0.89 - $ 0.91	366,172	1.42	$0.89	365,755	$0.89
$ 0.92 - $ 1.34	390,450	4.04	$1.32	81,914	$1.25
$ 1.35 - $ 2.29	493,000	3.64	$1.93	242,860	$2.03
	1,523.316	2.65	$1.32	964,223	$1.18

The weighted average fair value of stock options granted during the year ended December 31, 2018 was CDN $0.72 per share (December 31, 2017 - CAD $1.22).

28

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. SHARE CAPITAL (continued)

The total stock-based compensation related to stock options for the year ended December 31, 2018 was $268,551. The total stock-based compensation related to stock options for the year ended December 31, 2017 was $210,525.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted average assumptions:

	Year ended December 31,	Year ended December 31,
	2018	2017
Expected life (in years)	4.04	3.87
Risk-free interest rate	1.99%	1.04%
Volatility	69.15%	80.88%
Dividend yield	0.00%	0.00%

The expected life of the share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome either.

[d] Restricted Share Units (“RSUs”)

The Company adopted a restricted share unit plan (the “RSU Plan”) which was approved by its shareholders on May 16, 2017. The aggregate maximum number of shares available for issuance from treasury under the RSU Plan shall not exceed 500,000 shares. The 500,000 RSUs are a separate pool from the Company’s incentive stock option plan. The grant-date fair value of the restricted share units equals the fair market value of the corresponding shares at the grant date. The fair value of these equity-settled awards is recognized as compensation expense over the period that related services are rendered with a corresponding increase in equity. The total amount expensed is recognized over the vesting period on a tranche basis, which is the period over which all the specified vesting conditions should be satisfied.

A summary of the Company’s RSU activity for the twelve months ended December 31, 2018 is as follows:

Number of RSUs
Outstanding, January 1, 2017	219,000
RSUs granted	–
RSUs exercised	–
RSUs forfeited	–
Outstanding, December 31, 2017	219,000
RSUs granted	–
RSUs exercised	–
RSUs forfeited	–
Outstanding, December 31, 2018	219,000

29

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. SHARE CAPITAL (continued)

There were no RSUs granted during the twelve December 31, 2018 (for the twelve months ended December 31, 2017, 219,000 RSUs were granted). The outstanding RSUs vest over three years as to one third on each anniversary of the grant date. Compensation for the twelve months ended December 31, 2018 was $147,516 ($106,575 for the twelve months ended December 31, 2017). As of December 31, 2018, one third (or 73,000) of the RSUs have vested.

The weighted average fair value of RSUs granted during the year ended December 31, 2017 was CDN $2.04 per share. There were no RSUs granted during the year ended December 31, 2018.

[e] Normal Course Issuer Bid (“NCIB”)

On September 29, 2017, the Company received approval from the TSX regarding the notice filed by the Company to establish a normal course issuer bid (“NCIB”) program to purchase, for cancellation, up to 500,000 common shares or approximately 2.4% of Intrinsyc’s issued and outstanding common shares, as at September 21, 2017. The NCIB program commenced on October 4, 2017 and terminated on October 3, 2018.

On September 27, 2018, the Company received approval from the TSX regarding the notice filed by the Company to extend its normal course issuer bid (“NCIB”) program to purchase, for cancellation, up to 1,793,294 common shares or approximately 8.6% of Intrinsyc’s issued and outstanding common shares, as at September 25, 2018.

The NCIB program extension commenced on October 4, 2018 and will terminate on October 3, 2019, or on such earlier date as the Company may complete its purchases pursuant to a Notice of Intention filed with the TSX.

In connection with the NCIB program, the Company established an automatic repurchase plan (the “Plan”) with its designated broker to allow for purchases of its common shares during certain pre-determined black-out periods, subject to certain parameters as to price and number of shares. Outside of these pre-determined black-out periods, common shares will be repurchased in accordance with management’s discretion, subject to applicable law. Intrinsyc may vary, suspend or terminate the Plan only if it does not have material non-public information and the decision to vary, suspend or terminate the Plan is not taken during a pre-determined blackout period. The Plan constitutes an “automatic plan” for purposes of applicable Canadian securities legislation and has been reviewed by the TSX.

As a result of entering into the Plan, the Company has recorded a corresponding liability. As at December 31, 2018, the liability was up to a maximum of $659,566 (CDN$899,780) as compared to $18,296 (CDN$ 22,952) as at December 31, 2017.

During the year ended December 31, 2018, the Company had purchased and cancelled 969,200 common shares for $1,035,660 (CDN$1,366,593).

30

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. SHARE CAPITAL (continued)

[f] Income (loss) per share

	Year ended December 31, 2018	Year ended December 31, 2017

Weighted average number of shares outstanding – basic	20,866,490	21,118,432
Dilutive effects of exercisable options	–	693,400
Weighted average number of shares outstanding – fully diluted	20,866,490	21,811,832

Due to the Company having a net loss for the year ended December 31, 2018, there are no dilutive effects of exercisable options.

11. INCOME TAXES

Income tax expense differs from the amount that would be computed by applying the Canadian federal and provincial statutory income tax rates of 27.00% (December 31, 2017 – 26.00%) to income before income taxes due to the following:

	December 31, 2018	December 31, 2017 (Restated – see Note 3(b)(iii))
Net income (loss)before income taxes	$(136,085)	$654,649

Tax expense at applicable rates	$(36,742)	$134,979
Change in unrecognized deferred tax assets	(1,034,887)	960,462
Non-deductible expenses and other differences	110,715	80,677
Foreign exchange arising on translation to functional currency	1,008,143	(811,394)
Adjustments in respect of deferred income taxes of prior years	(6,011)	(26,247)
Effect of difference between combined Canadian statutory income rate and those rates applicable to foreign subsidiaries	(4,227)	(5,503)
Changes in tax rates	–	(325,417)
Other items	11,460	22,256
Income tax expense	$48,451	$29,813

The deferred tax assets have not been recognized in these consolidated financial statements, as management does not consider it more likely than not that those assets will be realized in the carry forward period.

31

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

11. INCOME TAXES (continued)

The composition of the Company’s deferred tax assets not recognized are as follows:

	December 31, 2018	December 31, 2017
Deferred tax assets in relation to:
Equipment	$4,184,943	$4,536,287
Non-capital losses carried forward	2,487,114	3,341,136
Capital losses carried forward	834,469	912,599
SR&ED expenditures	820,434	892,177
Mark-to-market adjustment of financial instruments	295,055	–
Other	110,355	85,058
Deferred tax assets not recognized	$8,732,370	$9,767,257

As at December 31, 2018, the Company has non-capital loss carry forwards for Canadian income tax purposes available to reduce taxable income otherwise payable in future years. These losses expire as follows:

2026	$1,443,000
2027	2,138,000
2028	1,675,000
2032	1,418,000
2033	1,390,000
$8,064,000

In addition, The Company has approximately $6.3 million in capital losses that may be carried forward indefinitely to be offset against capital gains for tax purposes.

The Company has approximately $3,039,000 of scientific research and experimental development expenditures (”SR&ED”) that may be carried forward indefinitely to be deducted against future Canadian taxable income. The Company also has federal investment tax credits of approximately $944,000 available to offset future Canadian federal income taxes payable which expire commencing in 2019 until 2025. The benefit of the federal investment tax credits has not been recognized as their realization is not reasonably assured.

32

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

11. INCOME TAXES (continued)

As well, the Company has Undepreciated Capital Cost (“UCC”) amounts of approximately $16.0 million dollars which can be carried forward indefinitely. The balance includes approximately $2.4 million which was previously classified as Cumulative Eligible Capital (“CEC”).

The Company has an aggregate potential tax shield pertaining to federal and provincial taxable income in the amount of approximately $27.1 million which is attributable to its non-capital loss carry forward of approximately $8.1 million, approximately $3.0 million due to SR&ED expenditures, UCC of approximately $16.0 million and is exclusive of the Company’s investment tax credits above.

At December 31, 2018, the Company also has loss carry forwards in other jurisdictions as a result of its foreign operations. For UK income tax purposes, there are non-capital loss carry forwards totalling approximately $1,824,000 that may be carried forward indefinitely to reduce taxable income otherwise calculated in future years

12. COMMITMENTS AND CONTINGENCIES

[a]	Currently, the Company leases its Vancouver, BC facility (of approximately 12,000 square feet of office space) until October 31, 2022. In addition, it leases approximately 400 square feet in Taipei, Taiwan until December 31, 2018. Subsequent to December 31, 2018, the Company entered into a three (3) year lease in Taiwan for an additional office space of approximately 2,400 square feet commencing May 1, 2019.

The aggregate of minimum lease payments as at December 31, 2018 for subsequent years is as follows:

2019	$373,171
2020	324,790
2021	339,473
2022	282,894
$1,320,328

[b]	The Company warrants that its software and hardware products will operate substantially in conformity with product documentation and that the physical media will be free from defect. The specific terms and conditions of the warranties are generally ninety days. The Company accrues for known warranty issues if a loss is probable and can be reasonably estimated, and accrues for estimated incurred but unidentified warranty issues based on historical activity. To date, the Company has had no material warranty claims.

[c]	The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. Although management currently believes that resolving claims against the Company, individually or in aggregate, will not have a material adverse impact on the Company’s financial position, results of operations, or cash flows, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. To date, there are no claims or suits outstanding against the Company.

33

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

13. EXPORT DEVELOPMENT CANADA

On July 31, 2009, the Company entered into an agreement with EDC whereby EDC agreed to provide 90% insurance coverage for the Company’s invoiced sales for a premium of between CDN$0.76 to CDN$1.41 per CDN$100 of monthly invoiced sales (certain customers are excluded from this coverage). The initial policy period was from July 1, 2009 to June 30, 2010 with an automatic yearly renewal unless the policy is terminated by the Company (the policy has been renewed until June 30, 2019). The maximum liability coverage at any one time is CDN$185,000 for domestic sales and CDN$7,000,000 for sales outside of Canada. As of December 31, 2018, 85% of trade receivables were covered by EDC insurance (December 31, 2017 - 74%).

During the year ended December 31, 2018, the Company recorded total premiums of $207,854 (December 31, 2017 - $181,083) (CDN $269,700; December 31, 2017 - CDN $234,281) in sales and marketing.

14. SEGMENTED INFORMATION

Operating segments

The Company currently has the following two operating segments:

1.	Embedded Computing Hardware segment includes the sales of the Company’s proprietary computer modules and development kits. The Company offers original equipment manufacturers (“OEMs”) off-the-shelf and customized embedded computing modules; and

2.	Services and Software segment includes turnkey product design and development services, as well as other engineering services and device software, including royalties. As well, it includes revenue generated from software products including: J-Integra® Enterprise Interoperability Software (“EIS”), and RapidRIL Telephony Software, including maintenance and support agreements for these products. These products and services are sold to OEMs, original device manufacturers (“ODMs”), technology providers, and other companies.

Corporate includes all operating expenses of the Company.

Information regarding the operations of each operating segment is included below. Performance is based on revenue less cost of sales.

A breakdown of revenues and cost of sales for each operating segment for the years ended December 31, 2018 and December 31, 2017 is as follows:

Year ended December 31, 2018	Embedded Computing Hardware	Services and Software	Corporate	Total
Revenue	$16,565,220	$9,116,507	$–	$25,681,727
Cost of sales	13,059,784	3,714,325	–	16,774,109
	3,505,436	5,402,182	–	8,907,618
Operating expenses	–	–	7,630,204	7,630,204
Operating profit (loss)	$3,505,436	$5,402,182	($7,630,204)	$1,277,414

Year ended December 31, 2017	Embedded Computing Hardware	Services and Software (Restated – See Note 3(b)(iii))	Corporate	Total
Revenue	$12,439,511	$8,222,658	$–	$20,662,169
Cost of sales	9,633,049	4,149,449	–	13,782,498
	2,806,462	4,073,209	–	6,879,671
Operating expenses	–	–	6,642,676	6,642,676
Operating profit (loss)	$2,806,462	$4,073,209	($6,642,676)	$236,995

34

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

14. SEGMENTED INFORMATION (continued)

Geographic information

The Company’s equipment is located as follows:

	December 31, 2018	December 31, 2017

Canada	$359,168	$323,090
Taiwan	13,282	15,569
India	6,560	–
United States	–	6,959
Total	$379,010	$345,618

The Company earned revenues attributed to the following geographic regions based on the location of the customer:

	Year ended December 31, 2018	Year ended December 31, 2017 (Restated – See Note 3(b)(iii))
United States	$17,293,258	$13,692,233
Asia Pacific	4,078,013	4,223,751
Europe	2,515,114	1,847,861
Canada	1,775,017	886,835
Other	20,325	11,489
	$25,681,727	$20,662,169

Significant customers

In each respective period, revenues from customers which amounted to 10% of more of the Company’s revenues accounted for the following percentage of the Company’s total revenues and accounts receivable, as indicated below:

	% of Revenues for the year ended December 31, 2018	% of Accounts Receivable at December 31, 2018	% of Revenues for the year ended December 31, 2017	% of Accounts Receivable at December 31, 2017
Customer 1	27%	38%	23%	31%
Customer 2	2%	<1%	12%	5%

The above customers for the prior periods are referenced due to their being greater than the Company’s ten percent of total revenue threshold in the respective prior periods. Receivables owing from Customer 1 and 2 are fully covered by EDC insurance in the event of payment default.

35

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

15. EXPENSES BY NATURE

Total salaries and wages as well as other personnel related expenses included in Cost of Sales and Expenses for the year ended December 31, 2018 were $8,571,404 compared to $8,152,165 during the year ended December 31, 2017.

16. OTHER OPERATING EXPENSES

Other operating expenses consist of the following:

	Year ended December 31, 2018	Year ended December 31, 2017
Depreciation of equipment (note 7)	$107,618	$99,862
Amortization of intangible assets (note 8)	94,722	81,224
Share-based compensation – options (note 10(c))	268,551	210,525
Share-based compensation – RSUs (note 10(d))	147,516	106,575
	$618,407	$498,186

17. CAPITAL DISCLOSURES

The Company’s objectives for managing capital are:

•	To safeguard the Company’s ability to continue as a going concern, so that it can provide adequate returns for shareholders and benefits for other stakeholders.

•	To maintain a capital base so as to maintain investor, creditor, customer and market confidence.

The Company considers the items included in equity as capital. The Company manages the capital structure and makes adjustments to it (by either issuing new shares or buying back shares) in the light of changes in economic conditions and the risk characteristics of the underlying assets.

18. FINANCIAL INSTRUMENTS

[a]	Financial assets and liabilities

Financial instruments are measured at amortized cost or fair value. Fair value represents the estimated amounts at which financial instruments could be exchanged between knowledgeable and willing parties in an arm’s length transaction. Determining fair value requires management judgment. The following financial instruments are all measured at amortized cost. The fair value of each (with the exception of the investment in customer) approximates its carrying value due to their short-term nature. The fair value of the investment in customer is determined using implied valuations from financing rounds. Therefore, it is treated as a Level 1 financial asset with the fair value equating its carrying value.

36

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

18. FINANCIAL INSTRUMENTS (continued)

The carrying values and fair values of financial assets (liabilities) as at December 31, 2018 and December 31, 2017 are summarized as follows:

	December 31, 2018		December 31, 2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and cash equivalents	$3,939,763	$3,939,763	$4,989,154	$4,989,154
Short-term investments	$2,027,579	$2,027,579	$2,260,089	$2,260,089
Trade and other receivables	$5,265,076	$5,265,076	$4,799,625	$4,799,625
Loan to customer	$–	$–	$1,646,250	$1,646,250
Investment in customer	$623,019	$623,019	$–	$–
Warrants	$30,000	$30,000	$153,000	$153,000

Financial Liabilities
Other Liabilities	$(5,492,892)	$(5,492,892)	$(5,026,370)	$(5,026,370)

[b] Risk Management

Disclosures relating to exposure to risks, in particular credit risk, liquidity risk, foreign currency risk, and interest rate risk are provided below.

[i] Credit Risk

Credit risk is the risk of an unexpected loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Company's financial instruments that are exposed to concentrations of credit risk are primarily cash and cash equivalents, short-term investments and trade and other receivables. The Company limits its exposure to credit risk with respect to cash and cash equivalents by investing available cash, from time to time, in short-term deposits with Canadian financial institutions. With respect to trade and other receivables, the Company engages EDC to perform ongoing credit evaluations of Intrinsyc’s customers’ financial condition and requires letters of credit or other guarantees whenever deemed necessary.

Trade and other receivables were aged as follows as at December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Current	$4,864,701	$3,913,053
31-60 days Over 60 days	173,195 227,180	94,977 791,595
	$5,265,076	$4,799,625

37

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

18. FINANCIAL INSTRUMENTS (continued)

[ii] Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet liabilities when due. The contractual maturity of the majority of accounts payable is within one month.

Trade and other payables were aged as follows as at December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Current	$4,727,300	$4,322,552
31-60 days Over 60 days	755,946 9,646	401,523 302,295
	$5,492,892	$5,026,370

[iii] Foreign Currency Risk

Although substantially all of the Company’s revenues are received in U.S. dollars, the Company incurs operating costs primarily attributable to its services business and has outstanding trade and other payables denominated in Canadian dollars and other foreign currencies. Fluctuations in the exchange rates between these currencies could have a material effect on the business, financial condition and results of operations. The Company maintains certain assets, inclusive of a portion of its treasury investments, in Canadian dollars which are translated to its U.S. dollar functional currency resulting in an unrealized foreign exchange gain or loss. With all other variables remaining constant, assuming a 10% weakening of the Canadian dollar versus the U.S. dollar would have had the following impact on net loss as follows in the table below. An assumed 10% strengthening of the Canadian dollar versus the U.S. dollar would have had an equal but opposite effect on the amounts shown below:

	Year ended	Year ended
Source of net earnings/loss variability from changes in foreign exchange rates	December 31, 2018	December 31, 2017
Statement of Financial Position exposure	$(115,106)	$(281,179)
Net Cost of Sales/Operating Expenses (net exposure)	849,195	696,100
Net exposure	$734,089	$414,921

A 10% change in the New Taiwanese dollar to U.S. dollar exchange rate would have an approximate $8,300 impact on net income for the year ended December 31, 2018 (year ended December 31, 2017 – $13,000).

A 10% change in the rupee to U.S. dollar exchange rate would have no material impact on net income for the year ended December 31, 2018 (year ended December 31, 2017 - $nil).

38

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

[iv] Interest Rate Risk

The Company's exposure to interest rate fluctuations is primarily interest earned on its cash and cash equivalents as well as its short-term investments. During the year ended December 31, 2018, the Company earned $106,602 of interest income on its cash and cash equivalents as well as its short-term investments and customer loan. An increase or decrease of 100 basis points in the average interest rate earned during the period would have adjusted net earnings by approximately $66,000. This analysis assumes that all other variables, in particular foreign currency rates, remain constant.

19. RELATED PARTY TRANSACTIONS

Related parties include key management, the Board of Directors, close family members and enterprises which are controlled by these individuals as well as certain persons performing similar functions.

The remuneration of directors and key management of the Company for the years ended December 31, 2018 and 2017 are as follows:

	Year ended December 31, 2018	Year ended December 31, 2017
Short-term compensation	$1,117,973	$1,012,743
Share-based payments	103,716	395,974
	$1,221,689	$1,408,717

Short-term compensation for the year ended December 31, 2018 included the Company’s annual performance corporate bonus totalling an amount of $90,000 which was paid to its management which had been previously accrued for as operating expense during the year ended December 31, 2017. There was no annual performance corporate bonus paid out during the year ended December 31, 2017.

There were no amounts owing to related parties as at December 31, 2018 and December 31, 2017.

The directors and key management were awarded 185,000 options under the Company’s stock option plan during the year ended December 31, 2018. There were no RSUs granted during the year ended December 31, 2018.

The directors and key management were awarded 252,950 options under the Company’s stock option plan during the year ended December 31, 2017 as well as 199,000 RSUs.

39

INTRINSYC TECHNOLOGIES CORPORATION

Consolidated Financial Statements

(Expressed in U.S. Dollars)

20. EMPLOYEE RETIREMENT SAVINGS CONTRIBUTIONS

	Year ended December 31, 2018	Year ended December 31, 2017
Benefit costs	$206,213	$227,715

The Company matches employees’ retirement savings contributions to retirement plans as part of the employee benefits plan. Employees have the option of having the funds transferred to their individual retirement savings plans on a semi-monthly basis or on a periodic basis (most employees have the funds transferred on a semi-monthly basis).

40